UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Net Element, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NET ELEMENT, INC.

3363 NE 163rd Street, Suite 705

North Miami Beach, Florida 33160

_______________________________________

Notice of Special Meeting of Stockholders

to be held on November 16, 2015

_______________________________________

To Our Stockholders:

A special meeting (the “Special Meeting”) of stockholders of Net Element, Inc. (the “Company”) will be held on November 16, 2015, 11:00 am, local time, at the Company’s offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, for the following purposes:

1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse split of the Company’s issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a ratio of between 1-for-10 and 1-for-30, inclusive, which ratio will be selected at the sole discretion of the Company’s board of directors (the “Board of Directors”).

2.	To approve the issuance by the Company of restricted shares of Common Stock issuable pursuant to the terms of that certain letter agreement, dated September 11, 2015, by and among the Company and certain accredited investors, including certain of the Company’s directors and officers, including restricted shares of Common Stock issuable upon the exercise of certain options to purchase restricted shares of Common Stock, as required by and in accordance with NASDAQ Listing Rule 5635.

3.	To authorize the adjournment of the Special Meeting, if necessary to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing proposals.

4.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed October 5, 2015 as the record date for the determination of stockholders entitled to vote at the Special Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof.

If you elected to receive our proxy materials electronically over the Internet you will not receive a paper proxy card. The proxy statement is available at http://www.cstproxy.com/netelement/sm2015.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to vote by electronic access, phone or mail.

By Order of the Board of Directors.

Oleg Firer

Chief Executive Officer

North Miami Beach, Florida

October 21, 2015

NET ELEMENT, INC.

3363 NE 163rd Street, Suite 705

North Miami Beach, Florida 33160

PROXY STATEMENT

INTRODUCTION

General

Net Element, Inc. (the “Company,” “we,” “us,” or “our”) is a Delaware corporation with its principal executive offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. The Company’s telephone number is (305) 507-8808. This proxy statement, together with the accompanying proxy card, is first being mailed to our stockholders on or about October 28, 2015, and is being furnished in connection with the solicitation of proxies by our board of directors (the “Board of Directors”) for use in voting at a special meeting (the “Special Meeting”) of stockholders of the Company, including any adjournment or postponement of the Special Meeting. The Special Meeting will be held on November 16, 2015, 11:00 am, local time, at the Company’s offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160.

We are paying the cost of this solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by our officers or regular employees, without paying them any additional compensation or remuneration. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the shares held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

A copy of our annual report for the fiscal year ended December 31, 2014 (which includes our audited financial statements for the two fiscal years ended December 31, 2014) is available at http://www.netelement.com/en/ir. Such annual report is not, however, incorporated into this proxy statement and it is not to be deemed a part of the proxy soliciting material.

Stockholders may send communications in care of our Secretary: 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, fax number (305) 508-5497, e-mail address investors@netelement.com. Please indicate whether your message is for the Board of Directors as a whole, a particular committee, or an individual director.

Purpose of the Special Meeting

The matters to be voted upon at the Special Meeting are:

1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse split of the Company’s issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a ratio of between 1-for-10 and 1-for-30, inclusive (the “Reverse Stock Split”), which ratio will be selected at the sole discretion of the Board of Directors.

2.	To approve the issuance by the Company of restricted shares of Common Stock issuable pursuant to the terms of that certain letter agreement (the “Letter Agreement”), dated September 11, 2015, by and among the Company and certain accredited investors, including certain of the Company’s directors and officers, including restricted shares of Common Stock issuable upon the exercise of certain options to purchase restricted shares of Common Stock, as required by and in accordance with NASDAQ Listing Rule 5635.

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3.	To authorize the adjournment of the Special Meeting, if necessary to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing proposals.

We will also consider other business that properly comes before the Special Meeting.

Voting Procedures

Proxies in the form enclosed, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions on the form. In voting by proxy in regard to (i) the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate the Reverse Stock Split, (ii) the approval of the issuance of Common Stock to certain directors and officers of the Company pursuant to the Letter Agreement, including upon exercise of certain options, and (iii) the approval to authorize the adjournment of the Special Meeting, if necessary to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing proposals, stockholders may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.

Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted (i) “FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate the Reverse Stock Split, (ii) “FOR” the approval of the issuance of Common Stock to certain directors and officers of the Company pursuant to the Letter Agreement, including upon exercise of certain options, and (iii) “FOR” the approval to authorize the adjournment of the Special Meeting, if necessary to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing proposals. Please see Proposals 1, 2 and 3 set forth below in this proxy statement. Sending in a signed proxy will not affect a stockholder’s right to attend the meeting and vote in person, since the proxy is revocable.

Any stockholder giving a proxy may revoke it at any time before it is voted at the Special Meeting by, among other methods, giving notice of such revocation to the Secretary of the Company, attending the Special Meeting and voting in person, or by duly executing and returning a proxy bearing a later date.

We know of no other matters to be presented for action at the Special Meeting other than as mentioned. However, if any other matters properly come before the Special Meeting in accordance with the bylaws of the Company, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

Voting Securities

Holders of Common Stock are entitled to one vote per share. At the close of business on October 5, 2015 (the “Record Date”), the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting, the Company’s outstanding Common Stock consisted of 77,664,163 shares.

In addition, holders of shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), are entitled to the whole number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock would be convertible into on the Record Date. However, in lieu of using the conversion price in effect as of the Record Date, such votes are calculated based on the higher of (i) the then existing conversion price per the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) and (ii) $1.16. As of the Record Date, holders of shares of Preferred Stock are entitled to the number of votes equal to 837,931 shares of Common Stock.1

No Appraisal Rights

The Company’s stockholders do not have any “appraisal” or “dissenters’” rights in connection with any proposal.

1 Calculated on the basis of 972 shares of Preferred Stock outstanding as of the Record Date.  Whether 500 of such shares of Preferred Stock are outstanding is disputed by the Company with the holders of the Preferred Stock.  Until such dispute is resolved, the number of votes to which the holders of Preferred Stock are entitled to will be calculated on the basis of 972 shares of Preferred Stock outstanding as of the Record Date.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information regarding the beneficial ownership of our Common Stock as of October 5, 2015 by (i) each person who is known to us to beneficially own more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our Common Stock that he, she or it beneficially owns. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Net Element, Inc., 3363 NE 163rd Street, Suite 705, North Miami Beach FL 33160.

Name and address of beneficial owner	Amount and nature of beneficial ownership (number of shares of Common Stock beneficially owned)		Percent of class (1)
Mike Zoi 4100 NE 2nd Ave, Suite 302, Miami, FL 33137	6,437,163	(2)	8.29%
MZ Capital, LLC (Delaware) 4100 NE 2nd Ave, Suite 302, Miami, FL 33137	1,101,529	(2)	1.42%
TGR Capital, LLC 4100 NE 2nd Ave, Suite 302, Miami, FL 33137	3,558,146	(2)	4.58%
MTZ Fund, LLC 4100 NE 2nd Ave, Suite 302, Miami, FL 33137	1,777,344	(2)	2.29%
Kenges Rakishev c/o SAT & Company 241 Mukanova Street Almaty Kazakhstan 050008	7,700,335	(3)	9.91%
Novatus Holding PTE. Ltd. 22B Duxton Hill Singapore 089605, Republic of Singapore	7,320,751	(3)	9.43%
Oleg Firer c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	2,901,276		3.74%
Steven Wolberg c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	892,862		1.15%
James Caan 2791 Hutton Drive Beverly Hills, CA 90210	172,631		0.22%
Jonathan New c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	186,137	(4)	0.24%
David P. Kelley II 64 Horseshoe Road Darien, CT 06820	60,250	(5)	0.08%
William Healy 16W281 83rd Street, Suite B Burr Ridge, IL 60527	97,700		0.13%
Drew Freeman 2542 Nassau Lane Fort Lauderdale. FL 33312	23,750		0.03%
Beno Distribution, Ltd. P.O. Box 146, Road Town, Tortola, British Virgin Islands VG 1110	4,538,737	(6)	5.84%
Cayman Invest S.A. A Little Denmark Complex 147 Main Street P.O. Box 4473 Road Town, Tortola, D8 VG 1110	4,102,491	(7)	5.67%
Mayor Trans Ltd. 103 Sham Peng Tong Plaza, Victoria Mahe, Seychelles	4,018,688	(8)	5.17%
All directors and executive officers as a group (8 persons)	12,034,941		23.78%

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(1)	Applicable percentage ownership is based on 77,664,163 shares of Common Stock outstanding as of October 5, 2015, together with securities exercisable or convertible into shares of Common Stock within 60 days of October 5, 2015 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(2)	All information regarding shares that may be beneficially owned by Mr. Zoi is based on information disclosed in Forms 3 and 4 filed by Mr. Zoi. Represents: (i) 144 shares of Common Stock held directly by Mr. Zoi; (ii) 1,101,529 shares of Common Stock held by MZ Capital, LLC (Delaware); (iii) 3,558,146 shares of Common Stock held by TGR Capital, LLC; and (iv) 1,777,344 shares of Common Stock held by MTZ Fund, LLC. Mr. Zoi shares with each of Enerfund, LLC, TGR Capital, LLC, MZ Capital LLC (Delaware) and MTZ Fund, LLC the power to vote or direct the vote, and to dispose or direct the disposition of, the respective shares of Common Stock beneficially owned by those entities.

(3)	All information regarding shares that may be beneficially owned by Kenges Rakishev is based on information disclosed in a Schedule 13D/A filed jointly by Mr. Rakishev and Novatus Holding PTE. Ltd. with the Commission and on the information available to us. Mr. Rakishev may be deemed to have beneficial ownership of 7,700,335 shares of Common Stock consisting of (i) 379,584 shares of Common Stock held directly by Mr. Rakishev and (ii) 7,320,751 shares of Common Stock held directly by Novatus Holding PTE. Ltd. Mr. Rakishev has sole voting power and sole dispositive power over 379,584 shares of Common Stock and shared voting power and shared dispositive power over 7,320,751 shares of Common Stock. The shares beneficially owned by Mr. Rakishev do not include (i) the 7,142,857 restricted shares of Common Stock issuable pursuant to the Letter Agreement, as modified by that certain Additional Letter Agreement dated as of October 7, 2015, with the Company; and (ii) restricted shares of Common Stock issuable pursuant to amended option to purchase 7,142,857 restricted shares of Common Stock.

(4)	Includes 5,749 shares of Common Stock held by Mr. New’s spouse and 10,749 shares of Common Stock held by Mr. New’s son.

(5)	Includes 14,000 shares of Common Stock issuable upon exercise of warrants with an exercise price of $7.50 per share and an expiration date of October 2, 2017.

(6)	Mr. Nurlan Abduov may be deemed to share beneficial ownership of the security held by Beno Distribution, Ltd. by virtue of his status as the sole stockholder of Beno Distribution, Ltd. All information regarding shares that may be beneficially owned by Mr. Abduov is based on information disclosed in Schedule 13D/A filed jointly by Mr. Abduov and Beno Distribution, Ltd. Mr. Abduov disclaimed beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)	Mrs. Anashkhan Gabbazova may be deemed to share beneficial ownership of the security held by Cayman Invest S.A. by virtue of her status as the sole director and stockholder of Cayman Invest S.A. All information regarding shares that may be beneficially owned by Mrs. Anashkhan Gabbazova is based on information disclosed in Schedule 13D/A filed jointly by Mrs. Anashkhan Gabbazova and Cayman Invest S.A.

(8)	Mr. Rufat Baratzada may be deemed to share beneficial ownership of the security held by Mayor Trans Ltd. by virtue of his status as the sole stockholder of Mayor Trans Ltd. All information regarding shares that may be beneficially owned by Mr. Baratzada is based on information disclosed in Schedule 13D filed jointly by Mr. Baratzada and Mayor Trans Ltd.

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PROPOSAL 1

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECTUATE THE REVERSE STOCK SPLIT

Overview

The Board of Directors has approved, and is hereby soliciting stockholder approval of, an amendment to the Company’s Amended and Restated Certificate of Incorporation in the form set forth in APPENDIX A to this proxy statement (the “Reverse Stock Split Amendment”) to effect a reserve split of our issued and outstanding shares of Common Stock at a ratio of between 1-for-10 and 1-for-30, inclusive, which ratio will be selected at the sole discretion of the Board of Directors at any whole number in such range, with any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split being rounded up to the nearest whole share.

A vote “FOR” this proposal will constitute approval of the Reverse Stock Split Amendment providing for the combination of between ten (10) and thirty (30) shares of Common Stock, inclusive, as determined in the sole discretion of the Board of Directors, into one (1) share of Common Stock. If our stockholders approve this proposal, the Board of Directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of our stockholders, to select the Reverse Stock Split ratio in the range above and implement the Reverse Stock Split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment.

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

In determining the Reverse Stock Split ratio, if any, following receipt of stockholder approval of this proposal, the Board of Directors may consider, among other things, various factors such as:

•	the historical trading price and trading volume of the Common Stock;

•	the then prevailing trading price and trading volume of the Common Stock and the expected impact of the Reverse Stock Split on the trading market for the Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the minimum price per share requirements of The NASDAQ Capital Market;

•	which Reverse Stock Split ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions.

The Reverse Stock Split will not change the number of authorized shares of Common Stock or Preferred Stock as designated by our Amended and Restated Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for future issuance will increase. As of the date of this proxy statement, we do not have any plans, proposals, or arrangements, written or otherwise, to issue any of such newly available authorized shares of Common Stock for any purpose, including future acquisitions and/or financings.

If our stockholders approve the Reverse Stock Split, it is expected that the Reverse Stock Split will be implemented promptly. However, the Board of Directors reserves the right, notwithstanding stockholder approval of this proposal and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of the stockholders to proceed with the Reverse Stock Split.

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Purpose of the Reverse Stock Split Amendment

The purpose of the Reverse Stock Split is to decrease the total number of shares of our Common Stock outstanding and thereby potentially increasing the market price of our Common Stock. Our Common Stock currently trades on The NASDAQ Capital Market under the symbol “NETE,” and we are required to continually meet the listing requirements of The NASDAQ Capital Market (including a minimum bid price for our Common Stock of $1.00 per share) to maintain the listing of our Common Stock on The NASDAQ Capital Market.

On June 19, 2015, we received a deficiency letter from NASDAQ indicating that for 30 consecutive trading days, our Common Stock had a closing bid price below the $1.00 per share minimum. In accordance with NASDAQ Listing Rules, we were provided a compliance period of 180 calendar days, or until December 16, 2015, to regain compliance with this requirement. We can regain compliance with the minimum closing bid price requirement if the bid price of our Common Stock closes at $1.00 per share or higher for a minimum of 10 consecutive business days. If we do not regain compliance with the minimum closing bid price requirement during the initial 180-day compliance period, we may be eligible for an additional 180-day compliance period, provided that we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and we notify The NASDAQ Capital Market staff of our intention to cure the deficiency during the additional compliance period. If we do not regain compliance with the minimum closing bid price requirement by December 16, 2015 and are not eligible for an additional compliance period at that time, The NASDAQ Capital Market will provide written notice that our securities are subject to delisting. At such time, we would be entitled to appeal the delisting determination to a NASDAQ Listing Qualifications Panel.

The Board of Directors has considered the potential harm to us and our stockholders should NASDAQ delist our Common Stock on The NASDAQ Capital Market. If our Common Stock is delisted, it could be more difficult to buy or sell our Common Stock and to obtain accurate quotations, and the price of our stock could suffer a material decline. Delisting would constitute an event of default under the Company’s senior convertible notes (the “Notes”), and we could be required to redeem all or a portion of the Notes. In addition, the threat of delisting as stated in the deficiency letter, if not cured or waived, would constitute a failure to satisfy an equity condition under the Notes and under the Certificate of Designations, resulting in the Company’s inability to pay (a) the interest under the Notes and/or the dividends with respect to the Preferred Stock and (b) the installments of the principal amounts of the Notes and of the Preferred Stock in our Common Stock. Delisting may also impair our ability to raise capital, which would have a negative effect on our business plans and operations.

IF OUR STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL 1, WE WOULD LIKELY BE DELISTED FROM THE NASDAQ CAPITAL MARKET DUE TO OUR FAILURE TO MAINTAIN A MINIMUM BID PRICE FOR OUR COMMON STOCK OF $1.00 PER SHARE AS REQUIRED BY THE APPLICABLE NASDAQ RULES.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Stockholders should also recognize that once the Reverse Stock Split is effected, they will own fewer number of shares than they owned prior to the Reverse Stock Split (a number equal to the quotient of the number of shares owned immediately before the Reverse Stock Split divided by, for example, 20, assuming a ratio of 1-for-20).

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Our authorized capital stock currently consists of 300,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. If the Reverse Stock Split is implemented, the number of authorized shares of Common Stock would remain at 300,000,000 shares, thereby effectively increasing the number of shares of Common Stock available for future issuance. In addition, the total number of authorized shares of Preferred Stock would remain at 1,000,000 shares. The conversion ratio of our issued outstanding shares of Preferred Stock will adjust proportionately with the ratio of the Reverse Stock Split.

The principal effects of the Reverse Stock Split Amendment will be as follows:

•	each ten (10) to thirty (30) shares of Common Stock, inclusive, as determined in the sole discretion of the Board of Directors, owned by a stockholder, will be combined into one new share of Common Stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;

•	the number of shares of Common Stock issued and outstanding will be reduced;

•	proportionate adjustments will be made to the per share exercise prices and/or the number of shares issuable upon exercise or conversion of outstanding options, warrants, and any other convertible or exchangeable securities (including the Notes and Preferred Stock) entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

•	the number of shares reserved for issuance or under the securities described immediately above will be reduced proportionately; and

•	the number of shares of Common Stock available for future issuance will increase accordingly.

Certain Risks Associated with the Reverse Stock Split

Certain risks associated with the Reverse Stock Split are as follows:

•	There can be no assurance that we can regain compliance with the minimum closing bid price requirements of NASDAQ for our Common Stock, and there can be no assurance that we will continue to meet the other listing requirements of The NASDAQ Capital Market.

•	If the Reverse Stock Split is approved and implemented and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split.

•	There can be no assurance that the Reverse Stock Split will increase the per share price for our Common Stock. While we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, the Reverse Stock Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding.

•	We will have fewer shares that are publicly traded. As a result, the trading liquidity of our Common Stock may decline. Accordingly, the total market capitalization of our Common Stock after the may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

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•	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

•	The number of shares of Common Stock available for future issuance will effectively be increased, which potentially allows us to raise additional capital in the future through the issuance and sale of equity securities from time to time, as the Board of Directors may deem advisable. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of capital stock. In addition, an increase in the number of authorized but unissued shares of our Common Stock may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. The Reverse Stock Split is not being recommended by the Board of Directors as part of an anti-takeover strategy.

Effective Time

If approved and implemented, the Reverse Stock Split would become effective on the date specified in the Reverse Stock Split Amendment filed with the office of the Secretary of State of the State of Delaware (the “Effective Time”). Except as explained below with respect to fractional shares, at the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our Common Stock in accordance with the Reverse Stock Split ratio of between 1-for-10 and 1-for-30, inclusive.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the old CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless our Common Stock is delisted by NASDAQ because of our failure to comply with the $1.00 minimum bid price requirement, our Common Stock will continue to be listed on The NASDAQ Capital Market under the symbol “NETE.”

The table below sets forth, as of the Record Date and for illustrative purposes only, certain approximated effects of potential Reverse Stock Split ratios between 1-for-10 and 1-for-30 on our Common Stock, inclusive (without giving effect to the treatment of fractional shares). The percentages for each line item in the table represent the percentage of the total number of authorized shares of Common Stock both prior to and after giving effect to the Reverse Stock Split and the assumed ratios.

	Prior to Reverse Stock Split		After Reverse Stock Split Assuming Certain Ratios
		%	1-for-10%		1-for-20%		1-for-30%
Number of Shares Authorized	300,000,000	100%	300,000,000	100%	300,000,000	100%	300,000,000	100%
Number of Shares Issued and Outstanding	77,664,163	25.9%	7,766,417	2.6%	3,883,209	1.3%	2,588,806	0.9%
Number of Shares Reserved for Issuance	53,798,626	17.9%	17,101,479	5.7%	15,062,748	5.0%	14,383,172	4.8%
Number of Shares Authorized and Unissued	222,335,837	74.1%	292,233,583	97.4%	296,116,791	98.7%	297,411,194	99.1%

Board Discretion to Implement the Reverse Stock Split Amendment

If stockholder approval is obtained for the Reverse Stock Split Amendment to effect the Reserve Stock Split, the Board expects to select an appropriate ratio and implement the Reverse Stock Split promptly. However, the Board reserves the authority to decide, in its sole discretion, to delay or abandon the Reverse Stock Split after such vote and before the effectiveness of the Reverse Stock Split if it determines that the Reverse Stock Split is no longer in the best interests of the Company and the stockholders.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

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No Going-Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, the Board of Directors does not intend for the Reverse Stock Split to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Exchange Act. In fact, since all fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share, there will be no reduction in the number of stockholders of record that could provide the basis for a going-private transaction.

Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold In “Street Name”)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book−Entry” Holders of Common Stock

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Stock Split.

Effect on Certificated Shares

Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form before the Effective Time (the “Old Certificates”), you do not need to take any action to exchange your Old Certificates unless you want to make a sale or transfer of stock. After the Effective Time, upon request, we will issue new certificates (the “New Certificates”) to anyone who holds Old Certificates in exchange therefor. Any request for New Certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

No New Certificates will be issued to a stockholder until the stockholder has surrendered all Old Certificates to the transfer agent. Stockholders will then receive one or more New Certificates representing the number of whole shares of Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has one or more restrictive legends on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE UNTIL REQUESTED TO DO SO.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our Common Stock. As a result, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding. In the Company’s future financial statements, per share net income or loss and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split.

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Material United States Federal Income Tax Considerations

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below). This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to U.S. holders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury regulations, administrative rulings and court decisions, all of which are effective as of the date hereof and subject to change, possibly on a retroactive basis. Any such change could affect the continuing validity of this discussion. There can be no assurances that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS, or an opinion from counsel, with respect to the U.S. federal income tax consequences of the Reverse Stock Split.

ALL STOCKHOLDERS, IN PARTICULAR THOSE THAT ARE NON-U.S. HOLDERS, ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

This discussion generally applies only to beneficial owners of shares of Common Stock that are held as “capital assets,” as such term is defined in Code Section 1221 (i.e., generally for investment). This discussion does not address tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, real estate investment trusts, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares in connection with employment or other performance of services, broker-dealers, foreign entities, nonresident alien individuals, U.S. expatriates, tax-exempt entities, dealers in securities, traders in securities who elect to use a mark-to-market method of accounting, and banks.

If a partnership (or other flow-through entity) is a beneficial owner of shares of our Common Stock, then the tax treatment of a partner (or equity holder of such flow-through entity) will generally depend upon the status of such partner (or equity holder) and the activities of the partnership (or flow-through entity). A beneficial owner of our shares of Common Stock that is a partnership (or other flow-through entity) and the partners (or equity holders) of such partnership (or other flow-through entity) are urged to consult with their own tax advisors regarding the tax consequences discussed herein.

As used herein, the term “U.S. holder” means a beneficial owner of shares of Common Stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any State or political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Pursuant to the Reverse Stock Split, each holder of our Common Stock outstanding immediately before the effectiveness of the Reverse Stock Split will become the holder of fewer shares of our Common Stock after consummation of the Reverse Stock Split.

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The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, other than with respect to any stockholder that receives one whole share for each fractional share (as described below), a stockholder generally will not recognize gain or loss by reason of such stockholder’s receipt of post-Reverse Stock Split shares pursuant to the Reverse Stock Split solely in exchange for pre-Reverse Stock Split shares held by such stockholder immediately before the Reverse Stock Split. Subject to the following discussion regarding a stockholder’s receipt of a whole post-Reserve Stock Split share in exchange for a fractional share, a stockholder’s aggregate tax basis in the post-Reverse Stock Split shares received pursuant to the Reverse Stock Split will equal the stockholder’s aggregate basis in pre-Reverse Stock Split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional pre-Reverse Stock Split shares) and will be allocated among the post-Reverse Stock Split shares received in the Reverse Stock Split on a pro-rata basis.

A stockholder may recognize gain or loss from the disposition of a fractional pre-Reverse Stock Split share in exchange for a whole post-Reverse Stock Split share, which may affect such stockholder’s adjusted basis and holding period in such whole share received. The treatment of the exchange of a fractional share for a whole share in the Reverse Stock Split is not clear. We intend to treat the issuance to a stockholder of a whole share in exchange for a fractional share as a nontaxable event, but there can be no assurance that the Internal Revenue Service would not contend, or that a court would not find, that a stockholder should recognize gain or loss on its receipt of a whole share in exchange for a fractional share. If you are a stockholder who receives a whole post-Reverse Stock Split share pursuant to the Reverse Stock Split solely in exchange for a fractional pre-Reverse Stock Split share, you should consult your tax advisor regarding the tax consequences of the Reverse Stock Split. To the extent gain or loss is recognized, such gain or loss will equal the difference between (i) the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share, and (ii) the fair market value of the post-Reverse Stock Split whole share received in exchange for such fractional share. Any such gain or loss will be a capital gain or loss and will be short-term if the pre-split shares were held for one year or loss, and long-term if held for more than one year. Stockholders who have used the specific identification method to identify their basis in the pre-Reverse Stock Split shares held immediately before the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares received in exchange therefor in the Reverse Stock Split.

Subject to the discussion above regarding a stockholder’s receipt of a whole post-Reserve Stock Split share in exchange for a pre-Reverse Stock Split fractional share, a stockholder’s holding period in the post-Reverse Stock Split shares received pursuant to the Reverse Stock Split will generally include the stockholder’s holding period in the pre-Reverse Stock Split shares surrendered in exchange therefor, provided the pre-Reverse Stock Split shares surrendered are held as capital assets at the time of the Reverse Stock Split.

Required Vote of Stockholders

Approval of this Proposal 1 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Special Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 1. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 1.

The Board recommends a vote “FOR” the proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate the Reverse Stock Split.

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PROPOSAL 2

APPROVAL OF THE ISSUANCE OF COMMON STOCK TO CERTAIN DIRECTORS AND OFFICERS OF THE COMPANY PURSUANT TO THE LETTER AGREEMENT, INCLUDING UPON EXERCISE OF CERTAIN OPTIONS

Overview

On September 11, 2015, the Company entered into the Letter Agreement with certain accredited investors, including certain of the Company’s directors and officers (together, the “Company Investors”). Pursuant to the Letter Agreement, the Company Investors purchased from the Company an aggregate of (i) 11,357,143 restricted shares of Common Stock (the “Restricted Shares”) to be issued in the future and (ii) options to purchase 11,357,143 restricted shares of Common Stock, (the “Restricted Options”). The per share purchase price of each Restricted Share was $0.14.

The Restricted Options will expire on the fifth (5th) annual anniversary of the date of the Letter Agreement. Prior to expiration, each Restricted Options is exercisable into one Restricted Share at the exercise price equal 110% of the closing trading price per one share of Common Stock reported on The NASDAQ Capital Market on the date of the Letter Agreement. Each Investor may elect to exercise it or his Amended Restricted Option through a cashless exercise.

On October 7, 2015, the Company Investors and the Company entered into an agreement to modify certain terms of the Letter Agreement relating to the Restricted Shares. Pursuant to such agreement, the parties agreed that the Restricted Shares would not be issued to the Company Investors until the Company’s stockholders approve the issuance of the Restricted Shares. However, in the event that such approval is not obtained within 120 days, the per share purchase price of the Restricted Shares would be adjusted up to $0.20. As a result, the Restricted Shares would be issued after taking into account such higher purchase price in accordance with the terms of the agreement.

In addition, on October 7, 2015, certain of the Company Investors and the Company entered into an agreement to modify the terms of the Restricted Options. Pursuant to such agreement, the parties agreed that the Restricted Options cannot be exercised by the Company Investors until the Company’s stockholders approve the issuance of Common Stock in connection with any such exercise. Alternatively, the parties agreed that the Restricted Options could be exercised if NASDAQ provides a waiver of Listing Rule 5635 in connection with the exercise of the Restricted Options.

Why We Need Stockholder Approval

Our Common Stock is listed on The NASDAQ Capital Market. As a result, we are subject to NASDAQ’s rules and regulations. Under NASDAQ Listing Rule 5635, we are required to obtain stockholder approval prior to the issuance to the Company Investors of the Restricted Shares and the shares of Common Stock to be issued in connection with the exercise of the Restricted Options, pursuant to the terms of the original Letter Agreement.

If the stockholders do not approve this Proposal 2, then the per share purchase price of the Restricted Shares will be adjusted up to $0.20. As a result, the Restricted Shares would be issued after taking into account such higher purchase price in accordance with the terms of the modified Letter Agreement. In addition, if the stockholders do not approve this Proposal 2, then the Restricted Options will not be exercisable by the Company Investors, unless NASDAQ provides the appropriate waiver of Listing Rule 5635.

Moreover, if the stockholders do not approve this Proposal 2, then it may be difficult for the Company to arrange financing from the Company Investors and others in the future to the extent it becomes necessary again for the Company to secure urgent financing to meet its working capital requirements.

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Required Vote of Stockholders

Approval of this Proposal 2 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Special Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 2. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 2.

The Board recommends a vote “FOR” the proposal to authorize the issuance of Common Stock to certain directors and officers of the Company pursuant to the Letter Agreement, including upon exercise of certain options.

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PROPOSAL 3

APPROVAL TO AUTHORIZE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE ANY OF THE FOREGOING PROPOSALS

Our stockholders are being asked to approve a proposal that will give us authority to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals, as applicable, if there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing proposals. If this Proposal 3 is approved, the Board of Directors may adjourn the Special Meeting to any date it chooses. In addition, the Board of Directors may postpone the Special Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies at any time prior to their use do not need to submit new proxies unless they desire to change their voting instructions. The Company does not intend to call a vote on this Proposal 3 if the foregoing proposals have been approved at the Special Meeting.

Required Vote of Stockholders

Approval of this Proposal 3 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Special Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 3. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 3.

The Board recommends a vote “FOR” the proposal to authorize the adjournment of the Special Meeting, if necessary to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing proposals.

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STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Stockholder proposals intended to be presented at the 2016 annual meeting of stockholders must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, generally no later than January 22, 2016 in order to receive consideration for inclusion in the Company’s 2015 proxy materials. However, if next year’s annual meeting is to be held more than 30 days before or 30 days after the anniversary of this year’s annual meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our 2016 proxy materials. Any such stockholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Notice of proposals to be considered at next year’s meeting but not included in the proxy statement must meet the requirements set forth in the Company’s bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. Each proposal submitted must be a proper subject for stockholder action at the meeting. The notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year’s annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company’s public announcement of next year’s annual meeting date.

OTHER MATTERS

EACH PERSON SOLICITED MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2014, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO THE ATTENTION OF THE SECRETARY OF THE COMPANY, AT THE COMPANY’S EXECUTIVE OFFICES LOCATED AT 3363 NE 163RD STREET, SUITE 705, NORTH MIAMI BEACH, FLORIDA 33160.

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF NET ELEMENT, INC.

Net Element, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.           The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 2, 2012 (the "Original Certificate").

2.           The Corporation amended and restated the Original Certificate by filing the Corporation's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 2, 2012 (the "Amended and Restated Certificate").

3.           The Corporation amended the Amended and Restated Certificate by filing (i) an amendment thereto with the Secretary of State of the State of Delaware on December 5, 2013, (ii) an amendment thereto with the Secretary of State of the State of Delaware on December 16, 2014, and (iii) an amendment thereto with the Secretary of State of the State of Delaware on June 15, 2015 (together with the Amended and Restated Certificate, as amended, the “Certificate.”)

4.           This Certificate of Amendment amends the provisions of the Certificate.

5.           Article IV Section A of the Certificate is hereby amended by adding the following paragraph at the end of such Section A:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, each [__] shares of Corporation’s common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock as a result of the Reverse Stock Split shall be entitled to receive in lieu of such fractional share interests, upon the Effective Time, one whole share of Common Stock in lieu of such fractional share interests.”

6.           Pursuant to resolution of the Board of Directors of the Corporation setting forth this proposed amendment of the Certificate, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration and approval, among other agenda items, of this proposed amendment, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

7.           This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

8.           All other provisions of the Certificate shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this ____ day of __________, 20__.

NET ELEMENT, INC., a Delaware corporation

By:
Name:
Title:

NET ELEMENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

November 16, 2015

Notice of Internet Availability of Proxy Materials

Proxy materials relating to the Special Meeting of Stockholders are available at
http://www.cstproxy.com/netelement/sm2015

The undersigned stockholder(s) of Net Element, Inc., a Delaware corporation (the “Company”), hereby appoint(s) Oleg Firer and Jonathan New, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of capital stock of the Company that the undersigned is/are entitled to vote at the Special Meeting of Stockholders of the Company to be held be held on November 16, 2015, at 11:00 am, local time, at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160 and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

The Board of Directors recommends that you vote FOR the following proposal:

1. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse split of the Company’s issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a ratio of between 1-for-10 and 1-for-30, inclusive, which ratio will be selected at the sole discretion of the Company’s board of directors.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

2. To approve the issuance by the Company of restricted shares of Common Stock issuable pursuant to the terms of that certain letter agreement, dated September 11, 2015, by and among the Company and certain accredited investors, including certain of the Company's directors and officers, including restricted shares of Common Stock issuable upon the exercise of certain amended options to purchase restricted shares of Common Stock, as required by and in accordance with NASDAQ Listing Rule 5635.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

3. To approve the adjournment of the Special Meeting, if necessary to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing proposals.	For ☐	Against ☐	Abstain ☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business that may properly come before the Special Meeting or any postponement or adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTE: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by other authorized officer. If a partnership, please sign in partnership name by authorized person.